PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.
AMENDED AND RESTATED
MANAGEMENT AGREEMENT


     AGREEMENT to be effective March 30, 2017, by and between PRINCIPAL VARIABLE CONTRACTS FUNDS, INC., a
Maryland corporation (hereinafter called the "Fund"), on behalf of each series identified on Schedule 1 attached hereto, as may be amended from time to time (each, a "Series") and PRINCIPAL
MANAGEMENT CORPORATION, an Iowa corporation
(hereinafter called "the Manager").

W I T N E S S E T H:

     WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

(a)	Certificate of Incorporation of the Fund;
(b)	Bylaws of the Fund as adopted by the Board of
Directors;
(c)	Resolutions of the Board of Directors of the Fund
selecting the Manager as investment adviser for each Series and approving the form of this Agreement with respect to each such Series; and

	WHEREAS, The Fund desires to retain the Manager to provide investment management services to each Series on the terms set forth in this Agreement, and the Manager is willing to provide such investment management services to each Series on the terms set forth in this Agreement; and

       WHEREAS, The Fund, on behalf of each Series, and the Manager desire to amend and restate the current Management
Agreement for each Series dated March 1, 2016.

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of each Series, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.	INVESTMENT ADVISORY SERVICES
The Manager will regularly perform the following services
for each Series;
(a)	Provide investment research, advice and supervision;
(b)	Provide investment advisory, research and statistical
facilities and all clerical services relating to research, statistical and investment work;
(c)	Furnish to the Board of Directors of the Fund (or any
appropriate committee of such Board), and provide
ongoing review, evaluation and revision from time to
time as economic conditions require of, a
recommended investment program for the portfolio of
each Series of the Fund consistent with each Series' investment objective and policies, including any recommendation for any combination or liquidation of
Series;
(d)	Where applicable, based upon research, analysis and
due diligence, recommend to the Board of Directors of
the Fund one or more sub-advisers for a Series of the
Fund; regularly monitor and evaluate each sub-
adviser's performance, and recommend changes to the Sub-advisers in situations in which appropriate;
(e)	Implement such of its recommended investment
program for each Series as the Fund shall approve, by
placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's
Certificate of Incorporation and Bylaws and the
requirements of the Investment Company Act of 1940,
as amended (the "1940 Act"), and the Fund's
Registration Statement, current Prospectus and
Statement of Additional Information, as each of the
same shall be from time to time in effect;
(f)	Advise and assist the officers of the Fund in taking
such steps as are necessary or appropriate to carry out
the decisions of its Board of Directors and any
appropriate committees of such Board regarding the
general conduct of the investment business of each
Series; and
(g)	Report to the Board of Directors of the Fund at such
times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of each Series are being observed.

2.	CORPORATE AND OTHER ADMINISTRATIVE SERVICES
AND EXPENSES
The Manager will regularly perform or assume responsibility
for general corporate and all other administrative services
and expenses, except as set out in Section 4 hereof, as
follows:
(a)	Furnish office space, all necessary office facilities and
assume costs of keeping books of the Fund;
(b)	Furnish the services of executive and clerical
personnel necessary to perform the general corporate
functions of the Fund;
(c)	Compensate and pay the expenses of all officers, and
employees of the Fund, and of all directors of the Fund
who are persons affiliated with the Manager;
(d)	Determine the net asset value of the shares of each
Series' Capital Stock as frequently as the Fund shall
request or as shall be required by applicable law or
regulations;
(e)	Provide for the organizational expense of the Fund and
its Series and expenses incurred with the registration
of the Fund and Fund shares with the federal and state
regulatory agencies, including the costs of printing
prospectuses in such number as the Fund shall need
for purposes of registration and for the sale of its
shares;
(f)	Be responsible for legal and auditing fees and
expenses incurred with respect to registration and
continued operation of the Fund; and
(g)	Provide such other services as required by law or
considered reasonable or necessary in the conduct of the affairs of the Fund in order for it to meet its business purposes.

3.	RESERVED RIGHT TO DELEGATE DUTIES AND
SERVICES TO OTHERS
In each case, to the extent required by applicable law (i) subject to the prior approval of a majority of the Board of Directors of the Fund, including a majority of the Directors who are not interest persons (as defined in the 1940 Act) of the Manager, Principal Life Insurance Company, or the
Fund, and (ii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable Series, the Manager in assuming responsibility for the various services as set forth in 1 and 2 above, may (a) enter into agreements with others for the performance of certain duties and services, or (b) delegate the performance of some or all of such duties and services to Principal Life Insurance Company, or an affiliate thereof; provided, however that (x) the entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors, and (y) the entry into any such agreements in clause (a) or any such delegation in clause (b) shall not relieve the Manager of any of its obligations under this Agreement.

4.	EXPENSES BORNE BY FUND
The Fund will pay, without reimbursement by the Manager,
the following expenses:
(a)	Taxes, including in the case of redeemed shares any
initial transfer taxes, and other local, state and federal taxes, governmental fees and other charges attributable to investment transactions;
(b)	Portfolio brokerage fees and incidental brokerage
expenses;
(c)	Interest;
(d)	The fees and expenses of the Custodian of its assets;
(e)	The fees and expenses of all directors of the Fund who
are not persons affiliated with the Manager; and
(f)	The cost of meetings of shareholders.

5.	COMPENSATION OF THE MANAGER BY FUND
For all services to be rendered and payments made as provided in Sections 1 and 2 hereof, the Fund will accrue daily and pay the Manager within five days after the end of each calendar month a fee based on the average of the values placed on the net assets of each Series of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with the schedules attached hereto, less any fees the Series pay to Principal Shareholder Services, Inc. ("PSS"), or any affiliated person of PSS pursuant to the Transfer Agency Agreement. If at any time this Agreement or the Fund's Transfer Agency Agreement is amended to provide for increased compensation that, in the aggregate, exceeds the compensation provided for under this Agreement, the Fund will obtain approval of this Agreement, prior to the effective date(s) of the amendment(s), by a vote of a majority of the outstanding voting securities of the Fund.

Net asset value shall be determined pursuant to applicable provisions of the Certificate of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this Section 5 the value of the net assets of each Series as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

6.	ASSUMPTION OF EXPENSES BY PRINCIPAL LIFE
INSURANCE COMPANY
Although in no way relieving the Manager of its responsibility for the performance of the duties and services set out in Section 2 hereof, and regardless of any delegation thereof as permitted under Section 3 hereof, some or all of the expenses therefore may be voluntarily assumed by Principal Life Insurance Company and the Manager may be reimbursed therefore, or such expenses may be paid directly by Principal Life Insurance Company.

7.	AVOIDANCE OF INCONSISTENT POSITION
In connection with purchases or sales of portfolio securities for the account of each Series, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

8.	LIMITATION OF LIABILITY OF THE MANAGER
The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.	COPIES OF CORPORATE DOCUMENTS
The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to its articles or bylaws. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this Agreement.

10.	DURATION AND TERMINATION OF THIS AGREEMENT
This Agreement shall become effective with respect to a Series as of the corresponding date set forth in Schedule 2 to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Schedule 2 to this Agreement, and thereafter from year to year provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated with respect to a Series at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security," and "majority of the outstanding voting securities") shall be applied.

11.	AMENDMENT OF THIS AGREEMENT
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the Fund's outstanding voting securities and by the vote of a majority of the directors who are not interested persons of the Manager, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purposes of voting on such approval.

12.	ADDITIONAL SERIES
In the event the Fund establishes one or more Series after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement for such Series in the manner required by the 1940 Act and the amendment of Schedules 1 and 2 hereto.

13.	ADDRESS FOR PURPOSE OF NOTICE
Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392.

14.	MISCELLANEOUS
The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


PRINCIPAL VARIABLE
CONTRACTS FUNDS,
INC.

		/s/ Michael J.
Beer
By
	Michael J. Beer,
President and CEO

		/s/ Adam U.
Shaikh
By
	Adam U. Shaikh,
Assistant Counsel


PRINCIPAL
MANAGEMENT
CORPORATION

		/s/ Michael J.
Beer
By
	Michael J. Beer,
President and CEO


		/s/ Adam U.
Shaikh
By
	Adam U. Shaik,
Counsel




Schedule 1


MANAGEMENT FEE AS A PERCENTAGE
of Average Daily Net Assets
Series
First
$250M
Next
$250M
Next
$250M
Next
$250M
Thereafte
r
Diversified International Account
0.85%
0.80%
0.75%
0.70%
0.65%
International Emerging Markets Account
1.25
1.20
1.15
1.10
1.05
LargeCap Value Account
0.60
0.55
0.50
0.45
0.40


MANAGEMENT FEE AS A PERCENTAGE
of Average Daily Net Assets
Series
First
$500M
Next
$500M
Next
$1B
Next
$1B
Over
$3B
LargeCap Growth Account
0.68%
0.63%
0.61%
0.56%
0.51%


MANAGEMENT FEE AS A PERCENTAGE
of Average Daily Net Assets
Series
First
$100M
Next
$100M
Next
$100M
Next
$100M
Thereafter
Balanced Account
0.60%
0.55%
0.50%
0.45%
0.40%
Core Plus Bond Account
0.50
0.45
0.40
0.35
0.30
Equity Income Account
0.60
0.55
0.50
0.45
0.40
LargeCap Growth Account I
0.80
0.75
0.70
0.65
0.60
MidCap Account
0.65
0.60
0.55
0.50
0.45
Real Estate Securities Account
0.90
0.85
0.80
0.75
0.70
SmallCap Account
0.85
0.80
0.75
0.70
0.65


MANAGEMENT FEE AS A PERCENTAGE
OF AVERAGE DAILY NET ASSETS
Series
First
$200M
Next
$300M
Over
$500M
Short-Term Income Account
0.50%
0.45%
0.40%


MANAGEMENT FEE AS A PERCENTAGE
OF AVERAGE DAILY NET ASSETS
Series
First
$2B
Over
$2B
Government & High Quality Bond Account
0.50%
0.45%
Income Account
0.50
0.45


MANAGEMENT FEE AS A PERCENTAGE
OF AVERAGE DAILY NET ASSETS
Series
First
$500M
Over
$500M
Principal Capital Appreciation Account
0.625%
0.500%


MANAGEMENT FEE AS A PERCENTAGE
OF AVERAGE DAILY NET ASSETS
Series
First
$1B
Over
$1B
SAM Balanced Portfolio*
0.25%
0.20%
SAM Conservative Balanced Portfolio*
0.25
0.20
SAM Conservative Growth Portfolio*
0.25
0.20
SAM Flexible Income Portfolio*
0.25
0.20
SAM Strategic Growth Portfolio*
0.25
0.20
*Breakpoints based on aggregate SAM Portfolio net assets


MANAGEMENT FEE AS A PERCENTAGE
OF AVERAGE DAILY NET ASSETS
Series
Overall Fee
Bond Market Index Account
0.25%
Diversified Balanced Account
0.05
Diversified Balanced Managed Volatility Account
0.05
Diversified Balanced Volatility Control Account
0.12
Diversified Growth Account
0.05
Diversified Growth Managed Volatility Account
0.05
Diversified Growth Volatility Control Account
0.12
Diversified Income Account
0.05
LargeCap S&P 500 Index Account
0.25
LargeCap S&P 500 Managed Volatility Index Account
0.45
Multi-Asset Income Account
0.03
Principal LifeTime 2010 Account
0.00
Principal LifeTime 2020 Account
0.00
Principal LifeTime 2030 Account
0.00
Principal LifeTime 2040 Account
0.00
Principal LifeTime 2050 Account
0.00
Principal LifeTime 2060 Account
0.00
Principal LifeTime Strategic Income Account
0.00



SCHEDULE 2

Effective Date and Initial Term of Management Agreement for each Series

Series
Effective
Date
Initial Term
Balanced Account
07/01/1997
One Year
Bond Market Index Account
05/15/2012
One Year
Core Plus Bond Account
07/01/1997
One Year
Diversified Balanced Account
12/31/2009
One Year
Diversified Balanced Managed
Volatility Account
10/31/2013
One Year
Diversified Balanced Volatility Control
Account
03/30/2017
Two Years
Diversified Growth Account
12/31/2009
One Year
Diversified Growth Managed Volatility
Account
10/31/2013
One Year
Diversified Growth Volatility Control
Account
03/30/2017
Two Years
Diversified Income Account
05/15/2012
One Year
Diversified International Account
07/01/1997
One Year
Equity Income Account
01/03/2007
One Year
Government & High Quality Bond
Account
01/03/2007
One Year
Income Account
01/03/2007
One Year
International Emerging Markets
Account
10/24/2000
One Year
LargeCap Growth Account
07/01/1997
One Year
LargeCap Growth Account I
07/01/1997
One Year
LargeCap S&P 500 Index Account
05/01/1999
One Year
LargeCap S&P 500 Managed
Volatility Index Account
10/31/2013
One Year
LargeCap Value Account
07/01/1997
One Year
MidCap Account
01/03/2007
One Year
Multi-Asset Income Account
07/28/2015
One Year
Principal Capital Appreciation
Account
01/03/2007
One Year
Principal LifeTime Strategic Income
Account
08/30/2004
One Year
Principal LifeTime 2010 Account
08/30/2004
One Year
Principal LifeTime 2020 Account
08/30/2004
One Year
Principal LifeTime 2030 Account
08/30/2004
One Year
Principal LifeTime 2040 Account
08/30/2004
One Year
Principal LifeTime 2050 Account
08/30/2004
One Year
Principal LifeTime 2060 Account
05/01/2013
One Year
Real Estate Securities Account
05/01/1998
One Year
SAM* Balanced Portfolio
01/03/2007
One Year
SAM* Conservative Balanced
Portfolio
01/03/2007
One Year
SAM* Conservative Growth Portfolio
01/03/2007
One Year
SAM* Flexible Income Portfolio
01/03/2007
One Year
SAM* Strategic Growth Portfolio
01/03/2007
One Year
Short-Term Income Account
01/03/2007
One Year
SmallCap Account
05/01/1998
One Year
*	Strategic Asset Management


Page 9 of 1